UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  JUNE 26, 2006


                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)


            NEBRASKA                  001-31924               84-0748903
     ----------------------        --------------        ------------------
  (State or other jurisdiction       (Commission           (I.R.S. Employer
       of incorporation)            File Number)         Identification No.)

                121 SOUTH 13TH STREET
                      SUITE 201
                  LINCOLN, NEBRASKA                              68508
      -------------------------------------------         -----------------
       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (402) 458-2303


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 8.01  Other Events.

        On June 26, 2006, Nelnet, Inc. ("Nelnet") issued a press release announcing it entered into an agreement to acquire CUnet, LLC. A copy of the press release is attached as an exhibit to this Report. The initial cash payment for the acquisition is $40 million. In addition, Nelnet is obligated to make additional contingent payments based upon CUnet's aggregated cumulative net income before taxes for the period from July 1, 2006 through June 30, 2009. Consideration for the contingent payments will consist of cash and restricted shares of Nelnet's Class A Common Stock.

        Dependent on final negotiations related to certain terms of the agreement, the contingent payments may be treated as compensation expense versus purchase price. If the contingent payments are treated as compensation expense, Nelnet would recognize the expense in its consolidated statement of income in the appropriate periods.



Item 9.01  Financial Statements and Exhibits.

          (d) Exhibits. The following exhibit is filed as part of this Report:

            99.1 - Press release dated June 26, 2006 - "Nelnet to acquire CUnet"

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2006

                                            NELNET, INC.



                                            By: /s/ TERRY J. HEIMES
                                                -------------------------------
                                                Terry J. Heimes
                                                Title: Chief Financial Officer




                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

    99.1           Press release dated June 26, 2006 - "Nelnet to acquire CUnet"